WAIVER, CONSENT, AND TERMINATION AGREEMENT
     This Waiver, Consent, and Termination Agreement (this “Agreement”), dated January 13, 2008, is entered into by and among A.S.V., Inc., a Minnesota corporation (“ASV”), Loegering Mfg., Inc. a North Dakota corporation (“LMI”), and Caterpillar Inc., a Delaware corporation (“Caterpillar”).
     WHEREAS, simultaneous with the execution and delivery of this Agreement, ASV is entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Terex Corporation (“Parent”) and Terex Minnesota, Inc. (“Sub”), pursuant to which, among other things, Sub will offer to purchase all of the outstanding Shares (the “Offer”) and Sub would merge with and into ASV (the “Merger”);
     WHEREAS, simultaneous with the execution and delivery of this Agreement, Caterpillar is entering into a Tender, Voting, and Option Agreement (the “Shareholder Agreement”) with Parent and Sub pursuant to which, among other things, Caterpillar agrees to (i) support the Merger and the transactions contemplated by the Merger Agreement, (ii) tender the shares of ASV common stock owned by Caterpillar (the “Cat Shares”) to Sub in connection with the Offer; and (iii) grant Parent an option to purchase a portion of the Cat Shares;
     WHEREAS, ASV and Caterpillar are parties to that certain Registration Rights Agreement, dated November 1, 2005 (the “Registration Rights Agreement”), a copy of which is attached hereto as Exhibit A;
     WHEREAS, ASV and Caterpillar are parties to that certain Purchase Agreement, dated November 1, 2005 (the “ASV Purchase Agreement”), a copy of which is attached hereto as Exhibit B;
     WHEREAS, LMI and Caterpillar are parties to that certain Purchase Agreement, dated January 1, 2007 (the “LMI Purchase Agreement”), a copy of which is attached hereto as Exhibit C;
     WHEREAS, LMI and Caterpillar are parties to that certain Agreement, dated October 1, 2006, as amended by the First Amendment thereto, dated April 1, 2007 (the “Endorsement Agreement” and together with the ASV Purchase Agreement and the LMI Purchase Agreement, the “Continuing Agreements”), a copy of which is attached hereto as Exhibit D;
     WHEREAS, ASV, LMI and Caterpillar desire to waive certain rights, grant certain consents, terminate certain agreements, and otherwise set forth their agreements with respect to the Registration Rights Agreement and the Continuing Agreements in connection with the Merger and the transactions contemplated by the Merger Agreement.
     NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Waiver of Standstill Obligations. ASV hereby waives the application of Section 4.1 of the Registration Rights Agreement insofar as such section would prohibit Caterpillar from executing, delivering, and performing its obligations under the Shareholder Agreement.
2.	Consent to Merger Agreement and Merger. Caterpillar hereby consents to the Offer, the execution, delivery, and performance of the Merger Agreement by ASV, and the consummation of the Offer, the Merger, and the other transactions contemplated by the Merger Agreement, and to the extent Caterpillar’s prior written consent is required under the Registration Rights Agreement or any of the Continuing Agreements, this Agreement shall constitute and evidence such consent.
3.	Waiver of Termination Right. To the extent the entry into the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement are construed to give rise to a right of Caterpillar to terminate any of the Continuing Agreements, Caterpillar hereby waives any such termination right with respect to each of the Continuing Agreements and agrees that none of the execution, delivery or performance by ASV of the Merger Agreement or the Merger Option Agreement (as defined in the Merger Agreement), or the consummation of the Merger or the other transactions contemplated by the Merger Agreement shall constitute a “change in ownership” or “change of control” of ASV for purposes of the Continuing Agreements.
4.	Termination of the Registration Rights Agreement. Immediately upon, but subject to, the consummation of the Offer, the Registration Rights Agreement is hereby terminated and from after consummation of the Offer, shall be of no further force and effect.
5.	Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
6.	Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.
7.	Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.
8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of laws thereof.
9.	Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

10.	Third Party Beneficiary. Caterpillar agrees that Parent shall be an express third party beneficiary of this Agreement and as such shall be entitled to rely on it in connection with the Merger.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed by their duly authorized representatives as of the date first set forth above.

CATERPILLAR INC.

/s/ EDWARD J. RAPP
By:
Name: Edward J. Rapp
Title: Group President

A.S.V., INC.

By:
Name:
Title:

LOEGERING MFG. INC.

By:
Name:
Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed by their duly authorized representatives as of the date first set forth above.

CATERPILLAR INC.

By:
Name:
Title:

A.S.V., INC.

/s/ Richard A. Benson

By:
Name: Richard A. Benson
Title: Chairman and CEO

LOEGERING MFG. INC.

By:
Name:
Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed by their duly authorized representatives as of the date first set forth above.

CATERPILLAR INC.

By:
Name:
Title:

A.S.V., INC

By:
Name:
Title:

LOEGERING MFG. INC.

/s/ Kurt D. Bollman

By:	Loegering Mfg. Inc.
Name: Kurt D. Bollman
Title: President

Exhibit A
Registration Rights Agreement
See attached.

Exhibit B
Purchase Agreement
See attached.

     Exhibit C
Loegering Purchase Agreement
See attached.

Exhibit D
Endorsement Agreement
See attached.